This instrument prepared by:
Dolores K. Sanchez, Esquire
4701 N. Federal Highway
Suite 316
Lighthouse Point, FL 33064

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, That effective on August 26, 2016 that

EASY DISPOSAL, INC., a Florida Corporation

whose address is: c/o Weiss Law Group, P.A., 5531 N. University Drive, Suite 103, Coral Springs, FL 33067. FIRST PARTY and

CREATIVE WASTE SOLUTIONS, a Nevada Corporation

whose address is 1440 NW 1st Court, Boca Raton, Florida 33432. SECOND PARTY

WITNESSETH that FIRST PARTY, for and in consideration of the total sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration pursuant to the Business Asset Purchase Agreement dated August 5, 2016 to FIRST PARTY in hand paid by SECOND PARTY, the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered to said SECOND PARTY and SECOND PARTY'S heirs and assigns forever the following goods and chattels:

1. Komatsu Model WA200-5, Serial Number 65824, Product Identification Number *KMTWA052E01065824* ("Komatsu");
2. Assignment of the lease for the real property located at 5691 Plunkett Street, Units 5 through 8, Hollywood, FL 33023; and
3. Other equipment, a compressor; accounts receivable, contracts, goodwill, client list, inventory, licenses and permits a shown on or attached as Exhibit "A"

TO HAVE AND TO HOLD the same unto SECOND PARTY, and SECOND PARTY'S heirs, personal representatives, successors and assigns forever.

AND FIRST PARTY covenants with SECOND PARTY and SECOND PARTY'S heirs, personal representatives, successors and assigns that FIRST PARTY is the lawful owner of said goods and chattels; that said goods and chattels are free and clear of encumbrances; that FIRST PARTY has good right to sell and transfer said goods and chattels; and that FIRST PARTY warrants and will defend the sale and transfer of said goods and chattels hereby made to SECOND PARTY and SECOND PARTY'S heirs, personal representatives, successors and assigns, against the lawful

claims and demands of all persons whatsoever. This covenant shall be binding upon FIRST PARTY and FIRST PARTY'S heirs, personal representatives, successors, and assigns. A facsimile or electronic transmission of this document shall be as valid and enforceable as an original.

IN WITNESS WHEREOF, FIRST PARTY has hereunto set his/her hand and seal the day and year first written above.

SIGNED, SEALED AND DELIVERED IN OUR PRESENCE:

EASY DISPOSAL, INC.
a Florida Corporation

BY: Josue Munguia, President

WITNESS
NAME: Veronica Hotckkiss

WITNESS
NAME: Francis Reilly

STATE OF FLORIDA

COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 22 day of August, 2016 by Josue Munguia, President of Easy Disposal, Inc. who is known to me personally or who has produced a driver's license as identification and who did not take an oath.

Notary Public, State of Florida
Veronica Hotchkiss
(Print name)
My Commission Expires:

VERONICA V. HOTCHKISS
MY COMMISSION # FF 976571
EXPIRES: June 13, 2020
Bonded Thru Notary Public Underwriters

EXHIBIT A

BUSINESS ASSETS

1. Komatsu Model WA200-5, Serial Number 65824, Product Identification Number *KMTWA052E01065824* ("Komatsu")

2. Compressor

3. Assignment of the lease for the real property located at 5691 Plunkett Street, Units 5 through 8, Hollywood, FL 33023

4. Goodwill

5. EPGMD license (SW-WP16452-15) and DEP permit (335064-001-50)

6. Client list: None—all customers are walk-ins

7. Accounts receivable: None—all customers either current or cash

8. Inventory: None